                                   CERTIFICATE


         The undersigned hereby certifies that he is the Secretary of Morgan Stanley Short-Term U.S. Treasury Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 25, 2002 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on July 30, 2002, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 30th day of July, 2002.




                                  /s/ Barry Fink
                                  --------------
                                  Barry Fink
                                  Secretary

                                    AMENDMENT





Dated:           July 30, 2002

To be Effective: July 30, 2002





                                       TO

                  MORGAN STANLEY SHORT-TERM U.S. TREASURY TRUST

                              DECLARATION OF TRUST

                                      DATED

                                  JUNE 3, 1991

  Amendment dated July 30, 2002 to the Declaration of Trust (the "Declaration")
         of Morgan Stanley Short-Term U.S. Treasury Trust (the "Trust")
                               dated June 3, 1991.


         WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Limited Duration U.S. Treasury Trust," such change to be effective on July 30, 2002;

NOW, THEREFORE:

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                   "Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Limited Duration U.S Treasury Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

                   "Section 1.2. Definitions...

                   "(o) "Trust" means the Morgan Stanley Limited Duration U.S. Treasury Trust."

         3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 30th day of July, 2002.


/s/ Michael Bozic                                 /s/ Charles A. Fiumefreddo
----------------------------------------          --------------------------
Michael Bozic, as Trustee                         Charles A. Fiumefreddo, as Trustee
and not individually                              and not individually
c/o Mayer, Brown & Platt                          c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees               Harborside Financial Center, Plaza Two
1675 Broadway                                     Jersey City, NJ 07311
New York, NY 10019



/s/ Edwin J. Garn                                 /s/ Wayne E. Hedien
----------------------------------------          -------------------
Edwin J. Garn, as Trustee                         Wayne E. Hedien, as Trustee
and not individually                              and not individually
c/o Summit Ventures LLC                           c/o Mayer, Brown & Platt
1 Utah Center                                     Counsel to the Independent Trustees
201 S. Main Street                                1675 Broadway
Salt Lake City, UT 84111                          New York, NY 10019



/s/ James F. Higgins                              /s/ Manuel H. Johnson
----------------------------------------          ---------------------
James F. Higgins, as Trustee                      Manuel H. Johnson, as Trustee
and not individually                              and not individually
c/o Morgan Stanley Dean Witter Trust FSB          c/o Johnson Smick International Inc.
Harborside Financial Center, Plaza Two            1133 Connecticut Avenue, NW
Jersey City, NJ 07311                             Washington, D.C.  20036




/s/ Michael E. Nugent                             /s/ Philip J. Purcell
----------------------------------------          ---------------------
Michael E. Nugent, as Trustee                     Philip J. Purcell, as Trustee
and not individually                              and not individually
c/o Triumph Capital, L.P.                         1585 Broadway
237 Park Avenue                                   New York, NY  10036
New York, NY  10017



/s/ John L Schroeder
--------------------
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

STATE OF NEW YORK                 )
                                  )ss.:
COUNTY OF NEW YORK                )


On this 30th day of July, 2002, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                   /s/ Rosemarie Costagliola
                                   -------------------------
                                   Notary Public


Rosemarie Costagliola
NOTARY PUBLIC, State of New York
No. 01CO6016161
Qualified in New York County
Commission Expires November 9, 2002